As filed with the Securities and Exchange Commission on: October 30, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Atlas Industries Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	20-8100498
(State of incorporation or organization)	(IRS Employer Identification No.)

One Sound Shore Drive, Suite 302, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The NASDAQ Stock Market LLC

                             If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

                             If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statements file number to which this form relates: 333-142625 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

EXPLANATORY NOTE

The sole purpose of this amendment is to include a reference to The NASDAQ Stock Market LLC on the front cover of this Form 8-A/A. No other changes have been made to the original filing made on October 30, 2007.

Item 1.                    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares of Atlas Industries Holdings LLC, which represent limited liability company interests in Atlas Industries Holdings LLC (the “Shares”).  The description of the Shares contained in the section entitled “Description of Shares” in the Prospectus included in the  Registration Statement on Form S-1 (File No. 333-142625), filed with the Securities and Exchange Commission on May 4, 2007 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                    Exhibits.

Exhibit No.	Description
3.1*	Certificate of Formation of Atlas Industries Holdings LLC

3.2*	Certificate of Amendment to the Certificate of Formation

3.3*	Second Amended and Restated Operating Agreement, dated as of April 25, 2007, of Atlas Industries Holdings LLC

3.4*	Form of Third Amended and Restated Operating Agreement of Atlas Industries Holdings LLC

4.1*	Specimen certificate evidencing a common share of Atlas Industries Holdings LLC

*                            Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS INDUSTRIES HOLDINGS LLC

Date: October 30, 2007	By	/s/ Edward J. Fletcher
	Name:	Edward J. Fletcher
	Title:	Chief Financial Officer